Contact:	Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

NI Reports Record Third Quarter Revenue, up 17 Percent YOY
Operating margin up more than 100 basis points YTD

Q3 2022 Summary
•	Record GAAP revenue of $428 million, up 17 percent year over year
•	Record orders for a third quarter, up 12 percent year over year
•	Strong diluted GAAP EPS of $0.47 and diluted non-GAAP EPS of $0.53
•	Cash and cash equivalents of $149 million as of September 30, 2022

AUSTIN, Texas - October 27, 2022 - National Instruments Corporation (Nasdaq: NATI) today announced Q3 2022 revenue of $428 million, up 17 percent year over year, an all-time quarterly record.

In Q3 2022, the total value of the company's orders was up 12 percent year over year. For Q3, year over year orders were up 16 percent in the Americas, down 1 percent in APAC, and up 23 percent in EMEA.

In Q3, GAAP gross margin was 66 percent and non-GAAP gross margin was 70 percent. Total GAAP operating expenses were $237 million and non-GAAP operating expenses were $208 million. GAAP operating income for Q3 was $80 million with non-GAAP operating income of $92 million. In Q3, GAAP operating margin was 19 percent with non-GAAP operating margin of 21 percent.

GAAP net income for Q3 was $62 million and non-GAAP net income was $71 million, with GAAP diluted EPS of $0.47 and non-GAAP diluted EPS of $0.53. GAAP net income includes $26 million of gains, net of tax, related to real estate sales that were completed during the third quarter of 2022.

“We achieved very strong performance in the third quarter with record orders, revenue and non-GAAP EPS for a third consecutive quarter." said Eric Starkloff, NI President and CEO. “The initiatives that we’ve executed since 2017 have transformed NI into a company with higher growth, better profitability, and lower cyclicality. We believe these strategic shifts position us to meet our three year plan for growth and margin expansion."

“We planned ahead and are taking action in anticipation of a semiconductor downturn and the impact of a weaker macro economy. Looking ahead, we will continue to sharpen our focus on making intentional investments for growth, pivoting to new customer opportunities, and on continuing to increase scale and leverage across our business,” said Karen Rapp, NI CFO. "Through disciplined cost management, we remain focused on delivering on our commitment to increase non-GAAP operating margin by 100 basis points in 2022.”

As of September 30, 2022, NI had $149 million in cash and cash equivalents. During the third quarter, NI paid $37 million in dividends and repurchased approximately 2 million shares of its common stock at an average price of $40.25 per share. The NI Board of Directors approved a quarterly dividend of $0.28 per share payable on November 28, 2022, to stockholders of record as of the close of business on November 7, 2022.
NI's non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on properties and buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the NI's GAAP and non-GAAP results are included as part of this news release.

YTD 2022 Summary
•	Record GAAP revenue of $1,209 million, up 15 percent year over year
•	Record orders, up 18 percent year over year
•	Strong diluted GAAP EPS of $0.75, up 103 percent year over year and record diluted non-GAAP EPS of $1.30, up 20 percent year over year

Guidance
•	Q4 GAAP revenue to be in the range of $435 million to $465 million, up 7 percent year over year at the midpoint
•	GAAP diluted EPS to be in the range of $0.22 to $0.36 for Q4, down 3 percent year over year at the midpoint
•	Non-GAAP diluted EPS expected to be in the range of $0.54 to $0.68, up 2 percent year over year at the midpoint

Conference Call Information

Today, NI management will host a call with the investment community to discuss the company's financial performance in the third quarter. Investors can listen to the Q3 2022 earnings conference call beginning at 4:00 p.m. CT today. This event will be webcast in listen-only mode. Listeners may log on to the call at http://www.ni.com/investor-relations under the “Events and Presentations” section and select “Q3 2022 NATI Earnings Conference Call” to participate. The webcast will remain on the company site for 90 days.

Non-GAAP Presentation

To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including non-GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin and diluted EPS and non-GAAP guidance for diluted EPS. A reconciliation of the adjustments to GAAP results is included in the tables below. Additionally, certain non-GAAP financial measures presented on a forward-looking basis, such as non-GAAP operating margin, were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including without limitation those statements about our expectations of accelerating growth and progress to meet or exceed our financial targets and long-term financial model, our continued momentum across regions and business units, our opportunities to drive growth, profitability and efficiency in our business, confidence in our strategy and the strategic changes made to our business, our ability to successfully integrate acquisitions and execute our growth strategy, our ability to turn backlog to revenue, our ability to drive customer demand through focus on high growth opportunities, the impacts of war in Europe, supply chain constraints and software licensing model transition on our financial results, and our guidance and expectations for our Q4 2022 revenue, diluted EPS and non-GAAP diluted EPS, and future operating expenses, backlog, lead times, gross margin, operating margin and tax rate. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements.  Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; and provisions in charter documents and Delaware law that delay or prevent our acquisition.  In addition, our ability to declare and/or pay declared dividends is subject to compliance with the terms of our existing credit agreement. The company directs readers to its Form 10-K for the year ended December 31, 2021, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.  All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI

At NI, we bring together people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI and ni.com and Engineer Ambitiously are trademarks of National Instruments Corporation. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Cash and cash equivalents	$149,002	$211,106
Accounts receivable, net	380,792	341,275
Inventories, net	373,544	289,243
Prepaid expenses and other current assets	144,145	89,925
Total current assets	1,047,483	931,549
Property and equipment, net	254,127	253,668
Goodwill	593,148	575,992
Intangible assets, net	219,730	220,418
Operating lease right-of-use assets	59,906	58,641
Other long-term assets	71,140	74,717
Total assets	$2,245,534	$2,114,985

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$96,848	$83,218
Accrued compensation	61,166	111,261
Deferred revenue - current	118,257	137,818
Operating lease liabilities - current	13,288	13,137
Other taxes payable	61,002	59,109
Debt, current	25,000	—
Other current liabilities	52,079	40,671
Total current liabilities	427,640	445,214
Deferred income taxes	13,725	14,249
Income tax payable - non-current	40,646	54,195
Deferred revenue - non-current	50,177	32,822
Operating lease liabilities - non-current	32,027	30,468
Debt - non-current	542,768	300,000
Other long-term liabilities	15,066	14,340
Total liabilities	$1,122,049	$891,288

Stockholders' equity:
Common stock	1,306	1,323
Additional paid-in capital	1,183,329	1,129,647
Retained earnings	(18,135)	112,858
Accumulated other comprehensive loss	(43,015)	(20,131)
Total stockholders' equity	1,123,485	1,223,697
Total liabilities and stockholders' equity	$2,245,534	$2,114,985

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net sales:
Product	$389,620	$325,724	$1,088,110	$927,307
Software maintenance	38,308	41,438	120,589	121,733
Total net sales	427,928	367,162	1,208,699	1,049,040

Cost of sales:
Product	139,823	99,072	378,154	286,485
Software maintenance	3,879	3,643	12,249	10,882
Total cost of sales	143,702	102,715	390,403	297,367

Gross profit	284,226	264,447	818,296	751,673
	66.4%	72.0%	67.7%	71.7%
Operating expenses:
Sales and marketing	119,951	117,065	365,015	345,048
Research and development	82,861	82,165	250,610	243,685
General and administrative	34,617	31,037	104,569	94,672
Total operating expenses	237,429	230,267	720,194	683,405
Gain on sale of assets	33,636	—	33,636	—
Operating income	80,433	34,180	131,738	68,268
Other expense	(5,150)	(1,820)	(8,622)	(9,851)
Income before income taxes	75,283	32,360	123,116	58,417
Provision for income taxes	13,376	5,183	23,539	9,438
Net income	$61,907	$27,177	$99,577	$48,979

Basic earnings per share	$0.47	$0.20	$0.75	$0.37
Diluted earnings per share	$0.47	$0.20	$0.75	$0.37

Weighted average shares outstanding -
Basic	132,044	133,031	132,040	132,657
Diluted	132,581	133,686	133,001	133,829

Dividends declared per share	$0.28	$0.27	$0.84	$0.81

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Nine Months Ended September 30,
	2022	2021

Cash flow from operating activities:
Net income	$99,577	$48,979
Adjustments to reconcile net income to net cash provided by operating activities:
Disposal gains on sale of assets	(33,636)	—
Depreciation and amortization	68,828	73,418
Stock-based compensation	60,843	56,064
Loss from equity-method investees	(483)	5,082
Deferred income taxes	928	(2,030)
Net change in operating assets and liabilities	(204,987)	(95,477)
Net cash (used in) provided by operating activities	(8,930)	86,036

Cash flow from investing activities:
Acquisitions, net of cash received	(72,802)	(19,784)
Capital expenditures	(39,193)	(26,147)
Proceeds from sale of assets	40,987	—
Capitalization of internally developed software	(388)	(1,246)
Additions to other intangibles	(3,165)	(2,317)
Acquisitions of equity-method investments	—	(15,753)
Sales and maturities of short-term investments	—	59,714
Net cash used in investing activities	(74,561)	(5,533)

Cash flow from financing activities:
Proceeds from revolving loan facility	268,000	100,000
Payments on revolving loan facility	(498,000)	—
Proceeds from term loan	500,000	—
Payments on term loan	—	(98,750)
Debt issuance costs	(2,348)	(1,993)
Proceeds from issuance of common stock	25,444	25,438
Repurchase of common stock	(151,831)	(25,000)
Dividends paid	(111,161)	(107,397)
Net cash provided by (used in) financing activities	30,104	(107,702)

Impact of changes in exchange rates on cash	(8,717)	(2,336)

Net change in cash and cash equivalents	(62,104)	(29,535)
Cash and cash equivalents at beginning of period	211,106	260,232
Cash and cash equivalents at end of period	$149,002	$230,697

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction and integration costs, capitalization and amortization of internally developed software costs, restructuring charges, gains on sale of assets, and other that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2022	2021	2022	2021
Stock-based compensation
Cost of sales	$1,300	$1,183	$3,775	$3,487
Sales and marketing	7,148	6,332	21,439	18,949
Research and development	6,163	5,811	18,522	17,704
General and administrative	5,429	5,530	17,107	16,050
Provision for income taxes	(3,039)	(2,798)	(7,687)	(10,036)
Total	$17,001	$16,058	$53,156	$46,154

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$371	$421	$1,114	$1,971
Cost of sales	6,806	4,194	17,025	12,691
Sales and marketing	5,712	2,331	17,423	6,859
Research and development	—	—	(320)	—
Other expense (income)	482	529	1,500	1,476
Provision for income taxes	(2,272)	(917)	(5,802)	(2,870)
Total	$11,099	$6,558	$30,940	$20,127

Acquisition transaction and integration costs, restructuring charges, and other
Net sales	$(411)	$—	$(411)	$—
Cost of sales	6,604	(7)	8,548	(50)
Sales and marketing	2,819	584	5,464	6,071
Research and development	453	386	1,555	1,422
General and administrative	1,461	850	4,479	7,388
Gain on sale of assets	(33,636)	—	(33,636)	—
Other expense (income)	(3,153)	316	(5,285)	4,322
Provision for income taxes	5,850	(238)	4,494	(3,701)
Total	$(20,013)	$1,891	$(14,792)	$15,452

(Capitalization) and amortization of internally developed software costs
Cost of sales	$1,160	$5,532	$5,090	$18,633
Research and development	(202)	(525)	(388)	(1,246)
Provision for income taxes	(216)	(1,192)	(1,059)	(3,792)
Total	$742	$3,815	$3,643	$13,595

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$284,226	$264,447	$818,296	$751,673
Stock-based compensation	1,300	1,183	3,775	3,487
Amortization of acquisition-related intangibles and fair value adjustments	7,177	4,615	18,139	14,662
Acquisition transaction and integration costs, restructuring charges and other	6,193	(7)	8,137	(50)
Amortization of internally developed software costs	1,160	5,532	5,090	18,633
Non-GAAP gross profit	$300,056	$275,770	$853,437	$788,405
Non-GAAP gross margin	70.1%	75.0%	70.6%	75.0%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$237,429	$230,267	$720,194	$683,405
Stock-based compensation	(18,740)	(17,673)	(57,068)	(52,703)
Amortization of acquisition-related intangibles and fair value adjustments	(5,712)	(2,331)	(17,103)	(6,859)
Acquisition transaction and integration costs, restructuring charges and other	(4,733)	(1,820)	(11,498)	(14,881)
Capitalization of internally developed software costs	202	525	388	1,246
Non-GAAP operating expenses	$208,446	$208,968	$634,913	$610,208

Reconciliation of Operating Income to Non-GAAP Operating Income(1)
Operating income, as reported	$80,433	$34,180	$131,738	$68,268
Stock-based compensation	20,040	18,856	60,843	56,190
Amortization of acquisition-related intangibles and fair value adjustments	12,889	6,946	35,242	21,521
Acquisition transaction and integration costs, restructuring charges and other	10,926	1,813	19,635	14,831
Net amortization of internally developed software costs	958	5,007	4,702	17,387
Gain on sale of assets	(33,636)	—	(33,636)	—
Non-GAAP operating income	$91,610	$66,802	$218,524	$178,197
Non-GAAP operating margin	21.4%	18.2%	18.1%	17.0%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes(2)
Provision for income taxes, as reported	$13,376	$5,183	$23,539	$9,438
Stock-based compensation	3,039	2,798	7,687	10,036
Amortization of acquisition-related intangibles and fair value adjustments	2,272	917	5,802	2,870
Acquisition transaction and integration costs, restructuring charges and other	1,967	238	3,323	3,701
Net amortization of internally developed software costs	216	1,192	1,059	3,792
Gain on sale of assets	(7,817)	—	(7,817)	—
Non-GAAP provision for income taxes(2)	$13,053	$10,328	$33,593	$29,837
(1): During the third quarter of 2022, the company recognized a gain of $34 million related to the sale of land and office buildings, presented within "Gain on sale of assets".
(2): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net income, as reported	$61,907	$27,177	$99,577	$48,979
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	20,040	18,856	60,843	56,190
Amortization of acquisition-related intangibles and fair value adjustments	13,371	7,475	36,742	22,997
Acquisition transaction and integration costs, restructuring charges and other	7,773	2,129	14,350	19,153
Net amortization of internally developed software costs	958	5,007	4,702	17,387
Gain on sale of assets(1)	(33,636)	—	(33,636)	—
Income tax effects and adjustments(2)	323	(5,145)	(10,054)	(20,399)
Non-GAAP net income	$70,736	$55,499	$172,524	$144,307
Non-GAAP net margin	16.5%	15.1%	14.3%	13.7%

Diluted EPS, as reported	$0.47	$0.20	$0.75	$0.37
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.15	0.14	0.46	0.42
Amortization of acquisition-related intangibles and fair value adjustments	0.10	0.06	0.28	0.17
Acquisition transaction and integration costs, restructuring charges and other	0.05	0.02	0.11	0.14
Net amortization of internally developed software costs	0.01	0.04	0.03	0.13
Gain on sale of assets(1)	(0.25)	—	(0.25)	—
Income tax effects and adjustments(2)	—	(0.04)	(0.08)	(0.15)
Non-GAAP diluted EPS	$0.53	$0.42	$1.30	$1.08
(1): During the third quarter of 2022, the company recognized a gain of $34 million related to the sale of land and office buildings, presented within "Gain on sale of assets".
(2): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding - Diluted	132,581	133,686	133,001	133,829

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	December 31, 2022

	Low	High
GAAP Diluted EPS, guidance	$0.22	$0.36
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.15	0.15
Amortization of acquisition-related intangibles and fair value adjustments	0.10	0.10
Acquisition transaction and integration costs, restructuring charges, and other(1)	0.13	0.13
Income tax effects and adjustments(2)	(0.06)	(0.06)
Non-GAAP Diluted EPS, guidance	$0.54	$0.68
(1): Includes $10 million of pre-tax charitable contribution using a portion of the proceeds received from real estate sales completed in the third quarter of 2022.
(2): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.